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                               COUNTRYWIDE CREDIT INDUSTRIES, INC. AND SUBSIDIARIES
                          EXHIBIT 11.1 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                            Year ended February 28(29),
                               (Dollar amounts in thousands, except per share data)


                                                                    1998              1997              1996
                                                                --------------    --------------    --------------
BASIC
   Net earnings                                                    $344,983          $257,358          $195,720
                                                                ==============    ==============    ==============


         Total average shares                                       107,491           103,112            98,352
                                                                ==============    ==============    ==============

   Per share amount                                                   $3.21             $2.50             $1.99
                                                                ==============    ==============    ==============


DILUTED
   Net earnings                                                    $344,983          $257,358          $195,720
                                                                ==============    ==============    ==============


   Average shares outstanding                                       107,491           103,112            98,352
   Net effect of dilutive stock options -- based on the
treasury
     stock method using the year-end market price, if higher
     than average market price                                        4,035             2,565             1,918
                                                                --------------    --------------    --------------

         Total average shares                                       111,526           105,677           100,270
                                                                ==============    ==============    ==============

   Per share amount                                                   $3.09             $2.44             $1.95
                                                                ==============    ==============    ==============


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